UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 28, 2006

Gilead Sciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19731	94-3047598
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 Lakeside Drive, Foster City, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-574-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2006, Gilead Sciences, Inc., together with Bristol-Myers Squibb Company, amended and restated the Collaboration Agreement originally entered into on December 17, 2004, for their jointly owned limited liability company, Bristol-Myers Squibb & Gilead Sciences, LLC. Pursuant to the terms of the Amended and Restated Collaboration Agreement, the companies agreed to extend their joint venture to include the commercialization of Atripla in Canada. The joint venture currently sells Atripla in the United States.

A copy of the press release further describing this collaboration is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description
99.1 Press Release, dated September 28, 2006, entitled "BRISTOL-MYERS SQUIBB AND GILEAD SCIENCES ESTABLISH AGREEMENT TO COMMERCIALIZE ATRIPLATM (efavirenz 600 mg/ emtricitabine 200 mg/ tenofovir disoproxil fumarate 300 mg) IN CANADA."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gilead Sciences, Inc.

October 2, 2006	By:	John F. Milligan, Ph.D.

Name: John F. Milligan, Ph.D.
Title: Executive Vice President & Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated September 28, 2006, entitled "BRISTOL-MYERS SQUIBB AND GILEAD SCIENCES ESTABLISH AGREEMENT TO COMMERCIALIZE ATRIPLATM (efavirenz 600 mg/ emtricitabine 200 mg/ tenofovir disoproxil fumarate 300 mg) IN CANADA."